EXHIBIT 21

SUBSIDIARIES

The Company has the following subsidiaries:

Name

State of Incorporation

Percentage Owned

Dodge NH, LLC	GA	65%
Alt/Warr, LLC	GA	95%
Southern Tulsa, LLC	GA	100%